UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2010

Date of Report (Date of Earliest Event Reported)

KMP FUTURES FUND I LLC

(Exact name of Registrant as Specified in its Charter)

Delaware	000-53816	13-7075398
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective October 1, 2010, KMP Futures Fund I LLC (“Registrant”) and each of the trading advisors listed below entered into an amendment to change the Management Fee and Incentive Fee charged by each trading advisor pursuant to the applicable advisory agreement as indicated below:

	Effective October 1, 2010
Trading Advisor	Management Fee(1) (%)	Incentive Fee(2) (%)
Graham Capital Management, L.P.	2.00	20
Winton Capital Management Limited	1.50	20

(1)	The Management Fee is paid monthly at a rate equal to 1 /12 of the indicated rate above of the net asset value of the Registrant in accordance with the applicable advisory agreement.
(2)	The Incentive Fee is paid quarterly on the percentage indicated of new net high trading profits of the Registrant in accordance with the applicable advisory agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant in the capacity indicated on September 30, 2010.

KMP FUTURES FUND I LLC
(Registrant)

	By:	Kenmar Preferred Investments Corp., its Managing Member

Date: September 30, 2010	By:	/s/ Lawrence S. Block
		Name:	Lawrence S. Block
		Title:	Executive Vice President and General Counsel